                                                                   Exhibit 10.11


                              SEPARATION AGREEMENT

     This Separation Agreement ("Separation Agreement") is made and entered into
                                 --------------------
as of this first day of October, 1999 by and among Intek Information, Inc., a Delaware corporation ("Intek") and Spider Technologies, Inc., a Delaware
                       -----
corporation ("Spider").
              ------

                                    RECITALS

     A.   Intek is the sole stockholder of Spider;

     B. Intek's Board of Directors has approved a distribution of all the Spider stock held by Intek as of the date of the distribution (the

"Distribution").  Such shares are anticipated to be distributed on or about
 ------------
October 15, 1999.  The actual date of such distribution is referred to as the

"Distribution Date."  The effective time of the Distribution for purposes hereof
------------------                                           --- -------- ------
is 12:01 A.M. Denver, Colorado time, on October 1, 1999 ("Effective Time").
                                                          --------------

     C. Intek and Spider wish to enter into this Agreement to govern the relationships between the parties after the Distribution Date and the Effective Time, it being understood that this Agreement is null and void if the Distribution does not occur.

     D. Intek and Spider have entered into a Contribution Agreement, Transition Support Agreement, Software Assignment and Grant-Back License, Maintenance, and Support Agreement ("Software Agreement"), Tax Separation
                                     ------------------
Agreement, Sublease and Resource Sharing Agreement, Landlord's Consent to Sublease (regarding Suites 200 and 210, 1455 Frazee Road, San Diego), Intellectual Property Security Agreement, and other agreements related to the Distribution and the relationship between the parties after the Distribution (collectively, the "Related Agreements").
                    ------------------

     E. Spider is by way of this Separation Agreement and the Related Agreements acquiring the information technology and software business of Intek other than the Integration Business as defined in the Contribution Agreement (the "Business").
      --------

                              TERMS AND CONDITIONS

     In consideration of the mutual covenants herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

                                   ARTICLE I
                       CAPITALIZATION OF INTEK AND SPIDER

     1.1  Pre- and Post-Distribution Outstanding Capitalization of Intek.
          --------------------------------------------------------------

          Common Stock/1/                            7,475,890
          Series A Preferred Stock                   15,000 (3,000,000 as converted)
          Series B Preferred Stock/2/                12,306,142
          Series C Preferred Stock                   6,371,913
          Series D Preferred Stock                   8,841,911
          Series E Preferred Stock/3/                2,510,691

     1.2  Pre-Distribution Outstanding Capitalization of Spider.
          -----------------------------------------------------

          Common                                     7,475,890
          Series A Preferred                         37,707,124

     1.3  Post-Distribution Capitalization of Spider.
          ------------------------------------------
          Common to Intek                            7,475,890
          Series A Preferred to Intek                37,707,124/4/
          Total Option Pool (Including Outstanding   11,000,000
          unexercised options shown below and
          5,600,000 exercised grants shown below
          as outstanding)
          Outstanding Options to Purchase Common     2,563,500
          Warrant to Intek to Purchase Common for
          Acorn Transaction                          1,000,000
          Common held by others (Key Employee
           Grants)                                   5,600,000
______________

     /1/    Reflects stock option exercise for 3,541 shares in July, 1999.
     /2/    Reflects return of shares of Series B Preferred by Protocall
Shareholders.
     /3/ Reflects purchase of a total of 26,219 shares of Series E by Jon, Richard and Loretta Yellen.
     /4/    Equals number to reflect theoretical PIK Election dividend at Intek to date of distribution as provided in attached Distribution Plan. Calculation is as follows:

     Intek Common  7,475,890                    Spider Common 7,475,890
     Series A   3,000,000 (as converted)
            plus 435,000 (14.5%)                Spider Series A 3,435,000
     Series B   12,306,142
            plus 1,784,391 (14.5%)              Spider Series A 14,090,533
     Series C   6,371,913
            plus 923,927 (14.5%)                Spider Series A 7,295,840
     Series D   8,841,911
            plus 1,282,077  (14.5%)             Spider Series A 10,123,988
     Series E   2,510,691
            plus 251,069   (10%)                Spider Series A 2,761,760
TOTAL SPIDER COMMON        7,475,890            TOTAL SPIDER SERIES A 37,707,121
ADDITIONAL 3 SHARES NECESSARY FOR ROUNDING CALCULATIONS SO TOTAL SPIDER SERIES A IS 37,707,124

                                   ARTICLE II
                              PLAN OF DISTRIBUTION

     2.1  Shares of Spider.  The capital stock of Spider described above as "to
          ----------------
Intek" ("Distribution Stock") will be distributed to the holders of capital stock of Intek in accordance with the Distribution Plan attached as Exhibit 2.1.
                                                                    -----------

     2.2  Conditions to Distribution.
          --------------------------

          2.2.1 The obligations of each party to close the transactions contemplated hereby are conditioned upon the following:

                    (i)    the Closing occurring prior to November 1, 1999,

                    (ii) the simultaneous execution and delivery, and if performance is required at such time, performance, of each of the following:

                           (a)  this Agreement

                           (b) Software Assignment and Grant-Back License, Maintenance, and Support Agreement;

                           (c)  Tax Separation Agreement;

                           (d)  Contribution Agreement;

                           (e) Intellectual Property Security Agreement and related UCC-1 Financing Statements;

                           (f)  Transition Support Agreement;

                           (g) Warrant to Purchase Common Stock (1,000,000 shares);

                           (h) Satisfactorily prepared TelWeb copyright filing and related U.S. Copyright Office security interest filings;

                           (i)  Sublease and Resource Sharing Agreement; and

                           (j)  Landlord's Consent to Sublease.

                   (iii) the receipt of the necessary consents of the stockholders of Intek;

                    (iv) Consent of the San Diego landlord unless waived by Intek and

                          Spider;

                     (v) Consent of Silicon Valley Bank, N.A. and Charter Financial;

                    (vi) the Closing not having a material adverse effect on Intek or Spider, or the capital structures of either party.

          2.2.2. The obligation of Intek to close the transactions contemplated hereby is conditioned upon amendments in form satisfactory to Intek to its organizational documents and agreements with its shareholders including: (i) an Amended and Restated Certificate of Incorporation; and (ii) an Amended and Restated Shareholders and Voting Agreement.

     2.3  Closing.  The Closing of the transactions contemplated hereby and in
          -------
the Related Agreements will occur at the offices of the Company, with this Agreement and each Related Agreement being considered effective simultaneously with the other except as logic may otherwise dictate or as a particular document may otherwise state. At the time of the Closing the Distribution Stock shall be deemed issued and the transfers and assumptions of assets, rights, liabilities and obligations as provided in the Related Agreements and herein shall occur except as provided otherwise herein or in a Related Agreement.

     2.4  Asset Transfers:  Assets will be transferred from Intek to Spider at
          ---------------
the Closing as provided in the Related Agreements and herein.

                                  ARTICLE III
                               DIVISION OF ASSETS

     3.1  Sublease. The parties acknowledge that they may enter into a mutually
          --------
agreed upon sublease on an arms length basis for a portion of the space Intek anticipates leasing at the Denver Technology Center provided consent of the landlord can be readily obtained.

     3.2  Negotiation Rights Agreement.  Pursuant to the Negotiation Rights
          ----------------------------
Agreement between Intek and Trans Cosmos Inc. dated April 16, 1999 ("TC
                                                                     --
Agreement"), Intek and Spider are to determine which Opportunities (as defined
---------
in the TC Agreement) involving Trans Cosmos Inc. as the Initiator (as defined in the TC Agreement) shall be allocated to Intek and which to Spider. Intek and Spider allocate such Opportunities as follows:

          (a) Spider shall be allocated the following Opportunities:
Opportunities primarily involving the creation, modification, distribution, sale, licensing, or sublicensing of software, or provision of software support or information technology support services.

          (b) Intek shall be allocated the following Opportunities: all other Opportunities including the "Integration Business" as defined in the Contribution Agreement.

     3.3  Call Center Services Agreements.   The subcontracted performance by
          -------------------------------
Spider of certain obligations of Intek constituting part of the Business for Intek call center customers shall be governed by the terms of the Software Agreement and Spider will indemnify Intek for claims or liabilities based upon Spider's failure to properly perform such subcontracted work.

     3.4  Allocated Employees.  As of the Distribution Date, the employees and
          -------------------
leased employees of Intek or its subsidiaries (other than Spider) listed on

Schedule 3.4 shall become employees of Spider ("Allocated Employees").  Intek
------------                                    -------------------
shall not be responsible for the insurance, employee benefits and other related benefits of the Allocated Employees which accrued after the Distribution Date except as provided in the Transition Support Agreement. Spider shall be responsible for all costs associated with Allocated Employees from and after the Effective Date. Intek shall not be responsible for any COBRA benefit, or unemployment or worker's compensation benefits, of an employee or leased employee whose employment ends, or whose injury or death occurs, while an employee of Spider. Spider shall reimburse Intek if Intek has to make any payment in respect thereof, including as a result of adjustment to its insurance
rates or government fund payment obligations.   Spider will credit Allocated
Employees for their service time at Intek and its subsidiaries for purposes of Spider benefit plans (unless prohibited by law) and Spider health and life insurance will not exclude pre-existing conditions.

     3.6  Stock Options.  The stock options of Allocated Employees to purchase
          -------------
stock of Intek shall be amended in the manner determined by Intek.

     3.7  Performance of Contracts.  Pursuant to a Contribution Agreement
          ------------------------
between Intek and Spider of even date, certain contracts, related intangibles, obligations, commitments, debts and accounts payable of Intek were assigned and transferred to Spider (collectively the "Contracts"). Spider shall perform all
                                         ---------
obligations under the Contracts which first accrue or become performable (as to non-monetary obligations) after the Effective Date.

     3.8  Accounts Payable and Accounts Receivable. All accounts payable of the
          ----------------------------------------
Business accrued prior to the Effective Time are the sole responsibility of Intek and all accounts receivable of the Business accrued prior to the Effective Time are owned by Intek. All accounts payable of the Business accrued after the Effective Time are the sole responsibility of Spider and all accounts receivable of the Business accrued after the Effective Time are owned solely by Spider. Spider shall be responsible for payments for ordinary course items, whether accrued before or after the Effective Time, if Spider is the beneficiary thereof (e.g., supplies ordered before the Effective Time, but received after the Effective Time if not subject to the Sublease and Resource Sharing Agreement). If Intek or Spider receives any correspondence or payment related to an obligation, liability or asset of the other, the receiving party shall promptly forward it to the other party.

     If a payment is received from a person which owes funds to both Intek and Spider, the following procedures shall be followed:

          A. If the payment indicates it relates to a particular invoice or is otherwise designated for payment in a particular manner (other than only the name of the payee), it shall be applied in that manner.

          B If the payor does not indicate how payment is to be applied, as between the parties hereto it shall be applied first to obligations owed by the payor to the person to whom the payment is made, and then to obligations owed to the other party hereto.

     The parties will cooperate to properly inform persons owing obligations to both of them as to the proper method of payment.

     3.9  Allocations from Effective Time to Distribution Date. From and after
          ----------------------------------------------------
the Effective Time, all revenues of the Business (including in respect of the assets which are held by Spider as of the Distribution Date) shall be the income and property of Spider, and all liabilities and obligations of the Business (including in respect of the assets which are held by Intek immediately before the Distribution Date) shall be the liabilities and obligations of Spider. All financial reporting and tax reporting shall be consistent with this principle.

     3.10 Insurance.  Spider acknowledges that the insurance policies of Intek
          ---------
will not provide coverage for Spider, its assets or employees, on and after the Distribution Date.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     4.1  Representations and Warranties of Spider.
          ----------------------------------------

          Spider represents and warrants to Intek as follows:

          (a) Organization and Good Standing.  Spider is a corporation duly
              ------------------------------
organized, validly existing, and in good standing under the laws of the State of Delaware.

          (b) Authority and Status.  Spider has full power and authority to
              --------------------
execute and deliver this Agreement and the Related Agreements, to perform its obligations hereunder and under the Related Agreements, and to consummate the transactions contemplated hereby and under the Related Agreements without the necessity of any act or consent of any other person. Spider has taken all necessary and appropriate corporate action, including obtaining all necessary board and shareholder consents, with respect to the execution, delivery and performance by Spider of this Agreement and of the Related Agreements. This Agreement and the Related Agreements to be executed, delivered and performed by Spider in connection herewith, constitute or will, when executed and delivered, constitute the valid and legally binding obligations of Spider, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

          (c) Litigation.  To the knowledge of Spider, there is no claim,
              ----------
litigation, action, suit or proceeding, administrative or judicial, pending or threatened against Spider or relating to the Business, the assets transferred pursuant to the Contribution Agreement (the "Assets"), this Agreement, or the
                                             ------
transactions contemplated hereunder, at law or in equity, before any federal, state, local or foreign court, or regulatory agency, or other governmental authority, which could result in the institution of legal proceedings to prohibit or restrain the consummation or performance of this Agreement or the transactions contemplated hereby, or claim damages as a result of this Agreement or the transactions contemplated hereby, or have a material adverse effect on the Business or Assets.

          (d) No Conflict.  Neither the execution and delivery of this Agreement
              -----------
nor compliance with the terms and provisions hereof, including, without limitation, the consummation of the transactions contemplated hereby, will conflict with or result in the breach of any term, condition, or provision of Spider's Certificate of Incorporation or Bylaws.

          (f) San Diego Lease.  It is not anticipated that as of the
              ---------------
Distribution Date the landlord of the San Diego, California real estate will have formally consented to the sublease of the property.

     4.2  Representations and Warranties of Intek.
          ---------------------------------------

     Intek represents and warrants to Spider as follows:

          (a) Organization and Standing.  Intek is a corporation duly organized,
              -------------------------
validly existing and in good standing under the laws of the State of Delaware.

          (b) Authority and Status.  Intek has full power and authority to
              --------------------
execute and deliver this Agreement and the Related Agreements, to perform its obligations hereunder and under the Related Agreements, and (subject to the limitations of Section 5.4) to consummate the transactions contemplated hereby and under the Related Agreements without the necessity of any act or consent of any other person. Intek has taken all necessary and appropriate corporation action, including obtaining all necessary board and shareholder consents with respect to the execution, delivery and performance by Intek of this Agreement and of the Related Agreements. This Agreement and the Related Agreements to be executed, delivered and performed by Intek in connection herewith, constitute or will, when executed and delivered, constitute the valid and legally binding obligation of Intek, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

          (c) Title to the Assets.  Except as set forth on Schedule 4.2 attached
              -------------------                          ------------
hereto and except for Permitted Encumbrances, to the Knowledge of Intek, Intek has good and marketable title to the tangible personal property assets transferred pursuant to the Contribution Agreement free and clear of any pledges, liens, or security interests (collectively, the "Liens"). The term
                                                          -----
"Permitted Encumbrances" shall mean liens for current taxes not due and payable
 ----------------------
and liens securing obligations assumed by Spider. Any and all Liens set forth on Schedule 4.2, with the exception of Permitted Encumbrances, shall be terminated as of the Closing Date, and Intek shall transfer the Assets to Spider free and clear of all such Liens. By virtue of the deliveries made on the Closing Date, Spider will obtain good and marketable title to the Assets, free and clear of all Liens except for Permitted Encumbrances.

      "Knowledge of Intek" means the actual conscious knowledge of a senior
       ------------------
officer of Intek, but excludes senior officers of Intek (other than Timothy C. O'Crowley) who become employees of Spider at or about the time of the Distribution.

          (d) Litigation.  To the Knowledge of Intek, there is no claim,
              ----------
litigation, action, suit, or proceeding, administrative or judicial, pending or threatened against Intek relating to the Business, the Assets, this Agreement, or the transactions contemplated hereunder, at law or in equity, before any federal, state, local, or foreign court, or regulatory agency, or other governmental authority, which could result in the institution of legal proceedings to prohibit or restrain the consummation or performance of this Agreement or the transactions contemplated hereby, or claim damages as a result of this Agreement or the transactions contemplated hereby, or have a material adverse effect on the Business or Assets.

          (e) No Conflict.  Neither the execution and delivery of this Agreement
              -----------
nor compliance with the terms and provisions hereof, including without limitation, the consummation of the transactions contemplated hereby, will conflict with or result in the breach of any term, condition, or provision of Intek's Certificate of Incorporation or Bylaws.

          (f) San Diego Lease.  It is not anticipated that as of the
              ----------------
Distribution Date the landlord of the San Diego, California real estate will have formally consented to the sublease of the property.

                                   ARTICLE V
                                   LIABILITY

     5.1  Performance.  Except as specifically provided otherwise herein or in a
          -----------
Related Agreement, Spider agrees from and after the effective date of the Contribution Agreement, to perform and observe all the terms, conditions, covenants and agreements of the agreements, commitments and contracts

("Contracts") assigned to Spider by way of the Contribution Agreement or a
  ---------
Related Agreement, which Intek as a party thereunder was required to perform and observe, all with the same force and effect as if Spider had signed the Contract in place of Intek. This obligation of performance does not change the obligation of Spider to bear the financial burden thereof from and after the Effective Time.

     5.2  Prorations.  Except as specifically provided otherwise herein or in a
          ----------
Related Agreement, the parties agree that all rent, taxes, lease payments, merchant association fees, common area expenses, utilities, telecommunication services, maintenance, software license or maintenance, and other similar amounts (whether expense or income) under each Contract, or other obligations incurred in the ordinary course of the Business, if any, shall be prorated between Intek and Spider as of the Effective Time.

     5.3  Indemnity.  Except as specifically provided otherwise herein or in a
          ---------
Related Agreement, Spider shall defend, indemnify and hold Intek (its successors, assigns, subsidiaries, owners, officers and directors) ("Intek
                                                                     -----
Indemnified Parties") harmless from any and all losses, claims, damages and
-------------------
liabilities accruing under the Contracts, or the operation of the Business from and after the Effective Time, from any breach of the representations and warranties in Section 4.1 or a covenant of Spider herein, and all reasonable costs, including reasonable attorneys' fees, incurred by the Intek Indemnified Parties in connection therewith. Except as specifically provided otherwise herein or in a Related Agreement, Intek shall defend, indemnify and hold Spider (its successors, assigns, subsidiaries, owners, officers and directors ("Spider
                                                                         ------
Indemnified Parties") harmless from any and all losses, claims, damages and
-------------------
liabilities accruing under the Contracts or the operation of the Business prior to the Effective Time, from any breach of the representations and warranties in
Section 4.2 or a covenant of Intek herein.

     5.4  Assigned Contracts.  The parties acknowledge that there are certain
          ------------------
contracts to which Intek is a party that will be affected by the transactions described herein. One category consists of agreements with call center customers of Intek for the provision of call center services and information technology support, which are the subject of a portion of the Software Assignment and are not assigned to Spider. A second category consists of other agreements to which Intek is a party which are assigned to Spider as provided in the Contribution Agreement, which include various agreements under which Intek licenses software used with the TelWeb software. INTEK HAS NO LIABILITY WHATSOEVER TO SPIDER IF ANY AGREEMENT DESCRIBED IN THIS SECTION IS TERMINATED OR BREACHED AS A RESULT OF THE TRANSACTIONS CONTEMPLATED HEREBY, THE RIGHTS TO PERFORMANCE THEREOF IN ANY RESPECT NOT BEING ABLE TO BE SUBCONTRACTED TO SPIDER, OR SUCH AGREEMENT IS NOT ASSIGNABLE TO SPIDER. In addition, Spider has certain responsibilities regarding software and other assets as described in the Sublease and Resource Sharing Agreement.

                                   ARTICLE VI
                                RELATED MATTERS

     6.1  Access to Information.
          ---------------------

          (a) From and after the Distribution Date, Intek and its subsidiaries shall afford Spider and its authorized employees and representatives reasonable access (including access to persons or firms possessing relevant information and records) and reasonable duplicating rights during normal business hours to, or, at Intek's option, copies of, all records, books, contracts, instruments, data and other information (collectively, "Information") within Intek's or its
                                      -----------
subsidiaries' possession, insofar as such access or copies are reasonably required by Spider.

          (b) Spider and its subsidiaries shall afford to Intek and its authorized employees and representatives reasonable access (including access to persons or firms possessing relevant information and records) and reasonable duplicating rights during normal business hours to, or, at Spider's option, copies of, all Information within Spider's or its subsidiaries' possession, insofar as such access or copies are reasonably required by Intek.

          (c) Except as otherwise specifically provided for herein, a party providing Information or witnesses to the other hereunder shall be entitled to receive from the recipient, upon the presentation of appropriate invoices therefor, payments for such amounts relating to supplies, disbursements, and such other costs, employee time, and out-of-pocket expenses, or which may be reasonably incurred in providing such Information or witnesses. Invoices shall be due and payable within thirty (30) days of receipt. Interest shall accrue on any unpaid amount at the rate of ten percent (10%) per annum.

     6.2  Confidentiality.  Each of Intek and its subsidiaries and Spider and
          ---------------
its subsidiaries shall hold, and cause each of their respective officers, directors, employees, agents, consultants and advisors to hold, in strict confidence, all non-public Information concerning the other party furnished it by such other party or its representatives pursuant to this Agreement or the Related Agreements or prior to the date hereof, unless compelled to disclose such Information by judicial or administrative process or, in the opinion of counsel, by the requirements of law (in which case such party shall promptly notify the other party so that the other party may seek a protective or other appropriate remedy), each party shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, bankers, subcontractors, and other consultants and advisors who shall be bound by the provisions of this Section 6.2. Each party shall be deemed to have satisfied its obligations hereunder with respect to confidential Information supplied by the other party if it exercises the same care as it does with respect to preserving the confidentiality of its own similar information. In addition, a party shall not use Information except for the purpose for which it is delivered.

     6.3. Litigation.  Without limiting the generality of the foregoing, Intek
          ----------
and Spider agree that Intek shall be responsible for any monetary or other award against Intek or Spider, and shall be entitled to any monetary or other recovery, in the litigation currently ongoing between Intek and Davox Corporation in the District Court, City and County of Denver, State of Colorado (Civil Action No. 98-CV-4824) or related to the facts forming the basis of that litigation ("Davox Litigation").
             ----------------

     6.4  Indemnification.  Neither party shall be liable for indemnification
          ---------------
with respect to any claim for which indemnification may result hereunder unless the indemnified person hereunder ("Indemnitee") indemnification notifies the
                                   ----------
other party in writing of the nature of the claim, in as much detail as is feasible, within a reasonable time after the facts giving rise to it are known to the Indemnitee. The party requested to make indemnification shall be entitled to participate at its own expense in the defense, or if it so elects by a writing delivered to the Indemnitee within thirty (30) days after receipt of such notice, to assume at its own expense the defense of the matter giving rise to the claim for indemnification or of any suit brought in connection with it. If the party to make indemnification elects to assume the defense and is reasonably creditworthy or carries insurance so as to make it reasonable to expect it will be able to discharge an adverse judgment, the defense shall be conducted by counsel, chosen by it. If the Indemnitee elects to assume the defense of any such claim or suit and retain such counsel, the Indemnitee shall bear the fees and expenses of its own counsel arising out of any legal service thereafter performed by that counsel. In the event the Indemnitee elects to defend against any such claim, the will, so long as the party to make indemnification is actively engaged in defense of the claim, refrain from paying or compromising the claim and will extend its cooperation and assistance to the party to make indemnification in its defense against the claim. Each party and Indemnitee will cooperate in the defense of any claim.

     If the parties hereto or an Indemnitee are unable to agree upon or settle any claim for indemnity, either party or an Indemnitee may submit the indemnity claim to binding arbitration as provided herein.

     Notwithstanding anything else herein except for provisions stating a particular matter is governed by another agreement, neither party need reimburse or indemnify the other for a breach of a representative or warranty herein until the amount to be reimbursed or indemnified exceeds $50,000 and then only as to the amounts in excess of $50,000.

     6.5  Taxes.  Intek and Spider have entered into a Tax Separation Agreement
          -----
(as amended, supplemented or otherwise modified, the "Tax Separation
                                                      --------------
Agreement"), regarding their respective rights and obligations with respect to
---------
taxes of Intek and Spider for all periods and certain other tax-related matters. In the event of a conflict between the terms of the Tax Separation Agreement and the terms of this Agreement, the terms of the Tax Separation Agreement shall govern.

     6.6. Technology Transfer Agreement.  Intek and Spider have entered into a
          -----------------------------
Software Assignment and Grant-Back License, Maintenance and Support Agreement, and certain other agreements (as amended, supplemented or otherwise modified, the "Technology Agreements"), setting forth the arrangements between the parties
     ---------------------
with respect to certain technology including TelWeb. In the event of a conflict between the Technology Agreements and the terms of this Agreement, the terms of the Technology Agreements shall govern.

     6.7  Expenses.  Except as otherwise provided in this Agreement or a Related
          --------
Agreement, all out of pocket expenses in connection with the Distribution up to the date of the Distribution, shall be borne by Intek.

     6.8  Non-solicitation.  Except as provided otherwise in the Sublease and
          ----------------
Resource Sharing Agreement, before, during, and for twelve (12) months after the later of the date hereof and the termination of the Transition Support Agreement of even date herewith between the parties, Intek and Spider shall not, directly or indirectly, offer, induce, recruit, solicit, influence, or attempt to influence any employee or any leased employee of the other or any of its subsidiaries to terminate his or her employment for the purpose of working for the other (without the prior written consent of other party). Provided, however, that this Section 6.8 shall not apply to prohibit Intek actions as to:
(i) Spider employees or leased employees if there has been an "Abandonment" as defined in Section 3.7 of the Software and Grant Back License, Maintenance and Support Agreement; or (ii) Shared Executives of Intek. If a party hereto is acquired by another entity with assets valued for balance sheet purposes as of the preceding fiscal year end, or gross revenues in the preceding fiscal year, of more than $500,000,000, this prohibition shall be limited to direct solicitations of employment other than solicitations conducted by "help wanted" or similar public advertisements.

                                  ARTICLE VII
                                 MISCELLANEOUS

     7.1  Survival.      All of the provisions of this Agreement shall survive
          --------
the Distribution Date.  The representations and warranties in Sections 4.1 and
4.2 shall survive for a period of one year. Sections 3.1, 3.2 and 3.3 shall terminate eight (8) years after the date hereof, except as to matters as to which a claim has been brought by one party hereto against the other party hereto as of such termination date.

     7.2  Entire Agreement.  This Agreement and the other writings referred to
          ----------------
herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

     7.3. Waiver and Modification.  An amendment or  modification of this
          -----------------------
Agreement will be valid and effective only if it is in writing and signed by each party to this Agreement. In addition, a waiver of any duty, obligation, or responsibility of a party under this Agreement will be valid and effective only if it is evidenced by writing signed by, or on behalf of, the party against whom the waiver or discharge is sought to be enforced. The waiver by either party of a breach of a provision of this Agreement will not constitute as waiver of a succeeding breach of the provision or a waiver of the provision itself.

     7.4. Notices.   All notices, requests, consents and other communications
          -------
hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or in a counterpart hereto (as the case may be) or such other address as may hereafter be designated in writing by such party to the other parties:

               if to Intek, to:

               Intek Information, Inc.
               5619 DTC Parkway, 12/th/ Floor
               Englewood, CO 80111
               Telecopy:  (303) 323-4213
               Attention:  Chief Executive Officer

               with a copy to:

               Chrisman, Bynum & Johnson, P.C.
               1900 Fifteenth Street
               Boulder, Colorado  80302
               Telecopy:  (303) 449-5426
               Attention:  G. James Williams, Jr.

               if to Spider, to:

               Spider Technologies, Inc.
               5619 DTC Parkway, 12/th/ Floor
               Englewood, CO 80111
               Telecopy:  (303) 323-4214
               Attention:  Chief Executive Officer

               with a copy to:

               E/*/ Law Group
               3555 West 110/th/ Place
               Westminster, CO  80031
               Telecopy:  (303) 410-0468
               Attention:  Jeremy W. Makarechian

All such notices, requests, consents and other communications shall be deemed to have been given when received.

      7.5.  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     7.6. Headings.  The headings of the sections of this Agreement have been
          --------
inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

     7.7. Nouns and Pronouns.  Whenever the context may require, any pronouns
          ------------------
used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

     7.8. Dispute Resolution.  Any and all disputes or claims arising under or
          ------------------
related to this Agreement (including by a Spider Indemnified Party or Intek Indemnified Party) shall be promptly submitted to arbitration before the American Arbitration Association ("AAA") before a single arbitrator. The
                                   ---
arbiter shall be selected by the AAA on the basis, if possible, of his or her expertise in the subject matter(s) of the dispute. The decision of the arbitrator shall be final, nonappealable and binding upon the parties, and it may be entered in any court of competent jurisdiction. The arbitration shall take place in Denver, Colorado. The arbitration shall be conducted under the Commercial Arbitration Rules of the AAA. The arbitrator shall have the power to grant equitable relief where applicable under Colorado law. The arbitrator shall issue a written opinion setting forth his or her decision and the reasons therefor within thirty (30) days after the arbitration proceeding is concluded. The obligation of the parties to submit any dispute arising under or related to this Agreement to arbitration as provided in this Section shall survive the expiration or earlier termination of this Agreement. Notwithstanding the foregoing, either party may seek and obtain an injunction or other appropriate relief from a court to preserve the status quo with respect to any matter pending conclusion of the arbitration proceeding, but no such application to a court shall in any way be permitted to stay or otherwise impede the progress of the arbitration proceeding. Each party hereto, and in order to be entitled to the benefits hereunder each Intek Indemnified Party and Spider Indemnified Party, submits itself to the jurisdiction of the AAA in Denver, Colorado.

In the event of any arbitration or litigation being filed or instituted between the parties concerning this Agreement, the prevailing party will be entitled to receive from the other party or parties its reasonable attorneys' fees, witness fees, costs and expenses, court costs and other reasonable expenses, whether or not such controversy, claim or action is prosecuted to judgment or other form of relief.

     7.9. Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Colorado without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the jurisdiction of the courts of the State of Colorado and of the United States of America, in each case located in the County of Denver, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any Litigation relating thereto except in such courts unless consented to by the other party hereto or unless such courts do not have subject matter jurisdiction over the primary subject of the Litigation). Each of the parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any

Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Colorado or the United States of America, in each case located in the County of Denver, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

     7.10.   Severability.   Whenever possible, each provision of this
             ------------
Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

     7.11.   Rights of Third Parties.  Nothing in this Agreement, whether
             -----------------------
express or implied, is intended or should be construed to confer or grant to any person, except the parties hereto, Spider Indemnified Parties and Intek Indemnified Parties, and their respective assignees and successors, any claim, right, remedy, or privilege under, or because of, this Agreement or any provision of it.

     7.12.   Assignment; Binding Effect.  A party to this Agreement (whether
             --------------------------
by operation of law or otherwise) shall not assign its rights or delegate its duties, obligations, and responsibilities under this Agreement without the advance written consent of the other party to this Agreement, and any assignment or delegation without the advance written consent of the other party will be invalid and ineffective against the nonconsenting party. Such consent will not be unreasonably withheld. This Agreement is binding on, and inures to the benefit of, any successor or approved assignee of a party to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Separation Agreement as of the date first above written.


                                 INTEK INFORMATION, INC.



                                 By:    /S/ TIMOTHY C. O'CROWLEY
                                     -------------------------------
                                 Its:   Chairman/CEO
                                     -------------------------------



                                 SPIDER TECHNOLOGIES, INC.



                                 By:    /S/ TIMOTHY C. O'CROWLEY
                                      ------------------------------
                                 Its: ______________________________

                                  EXHIBIT 2.1

                               DISTRIBUTION PLAN

          See Tab 9

                                SCHEDULE 3.5(a)

                              ALLOCATED EMPLOYEES
                                Spider Employee


CTO             Will Bechtel
AM              Vine Erceg             None
OI              David Gilbreath        Sony
SD              Tanja Lawson           Sega
TW              Judy Morgan            None
QA              Kathy Prokop           None
TM              Tom Dinwiddie          SDM/DI
SDM             Craig Snyder           SDM
Prog            Tom Laska              Amex
Prog            Latha Krishnamorthy
Admin           Dawn Nelson            Admin
Prog. Dev.      Dan Parks
Prog. Dev.      Richard Schultze
Prog. Dev.      Don Van Meter

                                  SCHEDULE 4.2

                                     LIENS


Silicon Valley Bank, N.A.

Charter Financial